UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004

GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26321	98-0204105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado 80112
(Address of principal executive offices)                          (Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
INDEX TO EXHIBITS
Indenture dated as of October 20, 2004
Press Release dated October 20, 2004

Item 1.01  Entry into a Material Definitive Agreement.

     The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 20, 2004 (the “Issue Date”), Gasco Energy, Inc. (the “Company”) closed the private placement of $65 million in aggregate principal amount of its 5.50% Convertible Senior Notes due 2011 (the “Notes”) pursuant to an Indenture (as defined below) dated as of October 20, 2004. The amount sold consisted of $45 million principal amount originally offered plus the exercise by the initial purchasers of their option to purchase an additional $20 million principal amount, which option had been granted to them by the Company in a Purchase Agreement dated October 14, 2004. The Notes were sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933.

     The Notes are convertible into Company Common Stock, $.0001 par value per share (“Common Stock”), at any time prior to maturity at a conversion rate of 250 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of $4.00 per share), which is subject to certain anti-dilution adjustments.

     Interest on the Notes accrues from October 20, 2004 or the most recent interest payment date, and is payable in cash semi-annually in arrears on April 5th and October 5th of each year, commencing on April 5, 2005. Interest is payable to holders of record on March 15th and September 15th immediately preceding the related interest payment dates, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The Company, at its option, may at any time on or after October 10, 2009, in whole, and from time to time in part, redeem the Notes on not less than 20 nor more than 60 days’ prior notice mailed to the holders of the Notes, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus any accrued and unpaid interest to but not including the redemption date, if the closing price of the Common Stock has exceeded 130% of the conversion price for at least 20 trading days in any consecutive 30 trading-day period. The Company may also redeem the Notes on any interest payment date after October 10, 2009 if less than 15% of the original principal amount remains outstanding at a redemption price equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but not including the redemption date.

     Upon a “change of control” (as defined in the Indenture), each holder of Notes can require the Company to repurchase all of that holder’s notes 45 days after the Company gives notice of the change of control, at a repurchase price equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date, plus a make-whole premium under certain circumstances described in the Indenture.

     Pursuant to a Collateral Pledge and Security Agreement dated October 20, 2004, between the Company and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (the “Pledge Agreement”), the Company has pledged U. S. government securities in an amount calculated to be sufficient upon receipt of scheduled principal and interest payments with respect to such securities to provide for the payment of the first six scheduled interest payments on the Notes. Approximately $10.3 million of the net proceeds from the offering of Notes was used to acquire such U. S. government securities.

     The Notes are unsecured (except as described above) and unsubordinated obligations of the Company and rank on a parity (except as described above) in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes effectively rank junior to any future secured indebtedness and junior the Company’s subsidiaries’ liabilities. The Indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of the Company’s securities or the incurrence of indebtedness.

     Upon a continuing event of default, the trustee or the holders of 25% principal amount of a series of Notes may declare the Notes immediately due and payable, except that a default resulting from the Company’s entry into a bankruptcy, insolvency or reorganization will automatically cause all Notes under the Indenture to become due and payable. Each of the following shall constitute an event of default under the Indenture with respect to a series of Notes:

•	default continuing for 30 days in any payment of interest on the Notes when due, including default in payment of any liquidated damages due under the Registration Rights Agreement described below;

•	default in the payment of principal or premium, if any, on the Notes when due at its stated maturity, upon redemption, upon declaration or otherwise;

•	failure by the Company to deliver shares of Common Stock together with cash in lieu of fractional shares following conversion of a Note, and that default continues for 10 days after the due date for such delivery;

•	failure by the Company to give notice of a change of control within 30 days after the occurrence thereof;

•	default by the Company or a significant subsidiary in the payment of over $5 million in indebtedness for borrowed money when due or the acceleration of indebtedness for borrowed money of over $5 million and the failure to cure either for a period of 30 days after written notice to the Company by the Trustee or the holders of at least 25% aggregate principal amount of outstanding Notes;

•	failure of the Company to comply for 60 days after notice of such failure with its other agreements respecting the Notes;

•	certain events of bankruptcy, insolvency or reorganization of the Company; or

•	the failure of the Pledge Agreement to be in full force and effect or to give the Trustee the liens, rights, power and privileges purported to be created thereby.

     The Notes were sold pursuant to an Indenture dated as of October 20, 2004 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. Copies of the Indenture and the form of Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. The description set forth above is qualified in its entirety by the Indenture and the form of Notes, filed herewith as exhibits.

     On October 20, 2004, the Company also entered into a Registration Rights Agreement relating to the Notes with the initial purchasers, pursuant to which the Company agreed to file a shelf registration statement relating to resales of the Notes and the shares of Common Stock issuable upon conversion of the Notes. Failure of the Company to file the registration statement within 90 days after the Issue Date or to cause the registration statement to be declared effective within 270 days after the Issue Date will require the Company to pay liquidated damages to the holders of the Notes until such failure is cured. The liquidated damages will accrue at a rate per year equal to 0.25% of the principal amount for the first 90 days following such failure and 0.5% of the principal amount thereafter.

     The press release announcing the closing of the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

     The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

     As described in Item 2.03 of this Current Report on Form 8-K, on October 20, 2004, the Company closed its private placement of $65,000,000 in aggregate principal amount of its 5.50% Convertible Senior Notes due 2011 (the “Notes”). The Notes were sold by the Company in a private offering to two qualified institutional buyers (the “Initial Purchasers”), pursuant to a Purchase Agreement dated October 14, 2004, in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933. The Initial Purchasers resold the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 for a total cash purchase price of $65,000,000. The net proceeds to the Company from the sale were $62,075,000, with aggregate discounts or commissions paid to the Initial Purchasers being $2,925,000. The offering of the Notes was completed without any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act of 1933) and in no manner involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933. The Notes were offered and sold only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933.

     The Notes are convertible into Company Common Stock, $.0001 par value per share (“Common Stock”), at any time prior to maturity at a conversion rate of 250 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of $4.00 per share. The conversion rate is subject to certain adjustments, as described in Article 10 of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Notes set forth above is qualified in its entirety by the Indenture and the form of Notes filed herewith as Exhibits 4.1 and 4.2.

Item 8.01  Other Events

     Immediately prior to and in connection with the closing of the offering of the Notes, the holders of the Company’s 8.00% Convertible Debentures converted the entire $2.5 million principal amount thereof into 4,166,665 shares of Common Stock, on the terms described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on October 14, 2004.

Item 9.01  Financial Statements and Exhibits.

          (c)  Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Global Note representing $65 million principal amount of 5.50% Convertible Senior Notes due 2011 (included as Exhibit A to Exhibit 4.1).

99.1	Press release dated October 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.
By:	/s/ W. King Grant
W. King Grant
Chief Financial Officer

October 20, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Global Note representing $65 million principal amount of 5.50% Convertible Senior Notes due 2011 (included as Exhibit A to Exhibit 4.1).

99.1	Press release dated October 20, 2004.